As filed with the Securities and Exchange Commission on April 5, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARKWEST HYDROCARBON, INC.
(Exact name of Registrant as specified in its charter)

Delaware	84-1352233
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1515 Arapahoe Street, Tower 2
Suite 700, Denver, CO	80202-2102
(Address of Principal Executive Offices)	(Zip Code)

MarkWest Hydrocarbon, Inc. 2006 Stock Incentive Plan
(Full title of the Plan)

C. Corwin Bromley

General Counsel

MarkWest Hydrocarbon, Inc.

1515 Arapahoe Street, Tower 2

Suite 700

Denver, Colorado 80202-2102

(303) 925-9200

(Name, address and telephone number, including area code, of agent for service)

Copy to:
George Hagerty, Esq.
Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202
(303) 899-7300

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $.01 per share	1,000,000	$62.33	$62,330,000	$1,913.53

(1)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares of common stock that, by reason of certain events specified in the plan (e.g., anti-dilution adjustments), may become subject to such plan.

(2)          Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of the average of the high and low prices reported for the Registrant’s common stock on the American Stock Exchange on April 4, 2007.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

*           The documents containing the information specified in Part I will be sent or given to participants in the MarkWest Hydrocarbon, Inc. 2006 Stock Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act.  Pursuant to the Note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus that meets the requirements by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents and all other documents subsequently filed with the Commission by MarkWest Hydrocarbon, Inc. (the “Registrant”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all the shares of common stock offered hereby have been sold or that deregisters all such shares of common stock then remaining unsold, shall be deemed incorporated by reference herein and to be a part of this registration statement from the date of filing of such documents:

(a)           the Registrant’s annual report on Form 10-K/A for its fiscal year ended December 31, 2006, filed with the Commission on March 22, 2007 (File No. 001-14841);

(b)           the Registrant’s current reports on Form 8-K, filed with the Commission on January 29, 2007, February 1, 2007, February 2, 2007, February 23, 2007 and March 20, 2007;

(c)           the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on May 1, 2006; and

(d)           the description of the Registrant’s common stock as set forth in the Registrant’s registration statement on Form 8-A  filed with the Commission on February 17, 1997 (File No. 001-14841).

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Officers and Directors.

The Registrant’s certificate of incorporation provides that the Registrant shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.  The Registrant shall pay the expenses incurred in defending a civil or criminal action, suit or proceeding against a director of the Registrant and may pay the expenses incurred in defending a civil or criminal action, suit or proceeding against an officer, trustee, employee or agent of the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors of the Registrant upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

In accordance with Section 102(b)(7) of the Delaware General Corporation Law (the “DCGL”), the Registrant’s certificate of incorporation provides that no director shall be personally liable to the Registrant or any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) under Section 174 of DCGL or any amendment thereto or successor provision thereto providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, (ii) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (iii) for acts or omissions of such director not in good faith, (iv) for any acts or omissions involving intentional misconduct or a knowing violation of law, or (v) for any transaction from which such director received an improper benefit.  The certificate also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted under the DGCL, as so amended.  In addition, the Registrant’s certificate of incorporation also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Registrant would have the power to indemnify such person under the indemnification provisions of the Registrant’s certificate of incorporation.

The Registrant’s bylaws provide that the Registrant shall indemnify such person for such liabilities in such manner under such circumstances, and to such extent, as permitted by the Registrant’s certificate of incorporation and by Section 145 of the DGCL as in effect at the time the bylaws were adopted or as subsequently amended.  The bylaws also provide that the Registrant’s board of directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Registrant shall advance all reasonable costs and expenses (including attorney’s fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under the bylaws, in the manner, under the circumstances and to the extent permitted by the Registrant’s certificate of incorporation and Section 145 of the DGCL.  In accordance with the bylaws, the Registrant has entered into indemnification agreeements with certain directors and officers.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action, suit or proceeding to which such person is or threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe the conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such person is fairly and reasonably entitled to indemnification or as a court deems proper.

In addition, the Registrant maintains insurance to cover its directors, officers and, in certain circumstances, its employees against liability incurred while acting on behalf of the Registrant.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description of Exhibit

4.1

MarkWest Hydrocarbon, Inc. 2006 Stock Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-14841) filed on May 1, 2006 in connection with the Registrant’s June 15, 2006 Annual Meeting of Stockholders).

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed herewith as Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.

24.1	Power of Attorney (included on the signature page to this registration statement).

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sale are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in registration statement - notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification by it is against public policy as expressed by the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 5th day of April, 2007.

MARKWEST HYDROCARBON, INC.

By:	/s/ Frank M. Semple
Name: Frank M. Semple
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Frank M. Semple and Nancy K. Buese, jointly and severally, each in his or her own capacity, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	title	Date

/S/ FRANK M. SEMPLE	President, Chief Executive Officer and	APRIL 5, 2007
FRANK M. SEMPLE	Director (Principal Executive Officer)

/S/ NANCY K. BUESE	Senior Vice President, CHIEF FINANCIAL	APRIL 5, 2007
NANCY K. BUESE	OFFICER (Principal Financial Officer
and principal Accounting officer)

	Chairman of the Board of Directors	APRIL 5, 2007
JOHN M. FOX

/S/ MICHAEL L. BEATTY	Director	APRIL 5, 2007
MICHAEL L. BEATTY

/S/ DONALD C. HEPPERMANN	Director	APRIL 5, 2007
DONALD C. HEPPERMANN

/S/ WILLIAM A. KELLSTROM	Director	APRIL 5, 2007
WILLIAM A. KELLSTROM

/S/ ANNE E. MOUNSEY	Director	APRIL 5, 2007
ANNE E. MOUNSEY

/S/ KAREN L. ROGERS	Director	APRIL 5, 2007
KAREN L. ROGERS

	Director	APRIL 5, 2007
WILLIAM F. WALLACE

	Director	APRIL 5, 2007
DONALD D. WOLF

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

MarkWest Hydrocarbon, Inc. 2006 Stock Incentive Plan (incorporated by reference to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-14841) filed on May 1, 2006 in connection with the Registrant’s June 15, 2006 Annual Meeting of Stockholders).

5.1	Opinion of Hogan & Hartson L.L.P. with respect to the legality of the common stock registered hereby.

23.1	Consent of Hogan & Hartson L.L.P. (contained in its opinion filed herewith as Exhibit 5.1).

23.2	Consent of Deloitte and Touche LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.

23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.

24.1	Power of Attorney (included on the signature page to this registration statement).